EXHIBIT 10.2

OCCIDENTAL PETROELUM CORPORATION

NON-EMPLOYEE DIRECTOR ANNUAL RETAINER

AND ATTENDANCE FEES

Effective with the Board term commencing after the 2006 Annual Meeting of Stockholders, each non-employee director of Occidental Petroleum Corporation will be paid a retainer of $60,000 per year, plus $2,000 for each meeting of the Board of Directors or of its committees he or she attends, in person or by means of telephone, video or internet conference. Directors who are elected to fill a vacancy will receive a pro rata portion of the annual retainer based on the number of regular meetings remaining in the term.